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                       UNITED ASSET MANAGEMENT CORPORATION          Exhibit 21.1
                         SUBSIDIARIES OF THE REGISTRANT


                                                 Jurisdiction of    Financial
Affiliated Firm                                  Organization       Statements
---------------                                  ------------       ----------

Acadian Asset Management, Inc.                   Massachusetts      Consolidated
Alpha Global Fixed Income Managers               Delaware           Consolidated
Analytic-TSA Global Asset Management, Inc.       California         Consolidated
Barrow, Hanley, Mewhinney & Strauss, Inc.        Nevada             Consolidated
Cambiar Investors, Inc.                          Colorado           Consolidated
The Campbell Group, Inc.                         Delaware           Consolidated
Chicago Asset Management Company                 Delaware           Consolidated
Cooke & Bieler, Inc.                             Pennsylvania       Consolidated
Dewey Square Investors Corporation               Delaware           Consolidated
Dwight Asset Management Company                  Delaware           Consolidated
Fiduciary Management Associates, Inc.            Delaware           Consolidated
First Pacific Advisors, Inc.                     Massachusetts      Consolidated
GSB Investment Management, Inc.                  Delaware           Consolidated
Hagler, Mastrovita & Hewitt, Inc.                Delaware           Consolidated
Hamilton, Allen & Associates, Inc.               Delaware           Consolidated
Hanson Investment Management Company             California         Consolidated
Heitman Financial Ltd.                           Delaware           Consolidated
  Heitman Properties Ltd.(1)                     Illinois           Consolidated
  Heitman/JMB Advisory Corporation               Illinois           Consolidated
Hellman, Jordan Management Company, Inc.         Delaware           Consolidated
Investment Counselors of Maryland, Inc.          Maryland           Consolidated
Investment Research Company                      Illinois           Consolidated
Jacobs Asset Management                          Delaware           Consolidated
Tom Johnson Investment Management, Inc.          Massachusetts      Consolidated
Ki Pacific Asset Management, Inc.                Delaware           Consolidated
L&B Realty Advisors, Inc. (The L&B Group)        Delaware           Consolidated
  L&B Institutional Property Managers, Inc.(2)   Delaware           Consolidated
  L&B Real Estate Counsel                        Texas              Consolidated
C.S. McKee & Company, Inc.                       Pennsylvania       Consolidated
Murray Johnstone Limited                         Scotland           Consolidated
Nelson, Benson & Zellmer, Inc.                   Colorado           Consolidated
Newbold's Asset Management, Inc.                 Pennsylvania       Consolidated
Northern Capital Management, Inc.                Wisconsin          Consolidated
NWQ Investment Management Company                Massachusetts      Consolidated
Olympic Capital Management, Inc.                 Washington         Consolidated
Pell, Rudman & Co., Inc.                         Delaware           Consolidated
Pilgrim Baxter & Associates                      Delaware           Consolidated
Provident Investment Counsel                     Massachusetts      Consolidated
Regis Retirement Plan Services                   Delaware           Consolidated
Rice, Hall, James & Associates                   California         Consolidated
Rothschild/Pell, Rudman & Co., Inc.              Maryland           Consolidated
Sirach Capital Management, Inc.                  Washington         Consolidated
Spectrum Asset Management, Inc.                  Connecticut        Consolidated
Sterling Capital Management Company              North Carolina     Consolidated
Suffolk Capital Management, Inc.                 Delaware           Consolidated
Thompson, Siegel & Walmsley, Inc.                Virginia           Consolidated
UAM Fund Distributors, Inc.                      Massachusetts      Consolidated
UAM Fund Services, Inc.                          Delaware           Consolidated
UAM Investment Services, Inc.                    Delaware           Consolidated
United Asset Management (Japan), Inc.            Delaware           Consolidated


All of the Registrant's subsidiaries do business under the respective names indicated above and are wholly owned.

 (1) Heitman Properties Ltd. has 40 wholly owned property management subsidiaries operating in the U.S.

 (2) L&B Institutional Property Managers, Inc. has 5 wholly owned property management subsidiaries operating in the U.S.


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